                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 30, 1999
                  --------------------------------------------
                        Date of Report (Date of earliest
                                 event reported)



                               CORIXA CORPORATION
 -----------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              DELAWARE                             0-22891                          91-1654387
------------------------------------  ---------------------------------  ---------------------------------
    (State or Other Jurisdiction            (Commission File No.)                  (IRS Employer
         of Incorporation)                                                      Identification No.)

           1124 COLUMBIA STREET, SUITE 200, SEATTLE, WASHINGTON 98104
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (206) 754-5711
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                      NONE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        On October 6, 1999, Corixa Corporation, a Delaware corporation acquired Ribi ImmunoChem Research, Inc., a Delaware corporation, by the statutory merger of Ribi into Corixa. On October 21, 1999, Corixa filed a Current Report on Form 8-K announcing the acquisition and including certain historical and pro forma financial information regarding Ribi and Corixa. The purpose of this Current Report is to update the historical financial information regarding Ribi. Unaudited financial statements of Ribi as of September 30, 1999 are attached to and filed with this report.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CORIXA CORPORATION


Dated: November 3, 2000                By    /s/ Michelle Burris
                                          ----------------------------------
                                       Name: Michelle Burris
                                       Its:  Vice President and
                                             Chief Financial Officer

                         RIBI IMMUNOCHEM RESEARCH, INC.

                            CONDENSED BALANCE SHEETS
                                 (In Thousands)

                                                     September 30,  December 31,
                                                         1999          1998
                                                       --------      --------
                                                     (Unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                         $    893      $    458
     Available-for-sale investment securities             7,983        12,767
     Accounts receivable                                    341         1,302
     Inventories                                          1,423         1,185
     Other current assets                                   314           213
                                                       --------      --------

          Total current assets                           10,954        15,925

Property, plant and equipment, net                       11,630        11,738
Deposits                                                  1,635         1,568
Other assets, net                                           618           597
                                                       --------      --------

                                                       $ 24,837      $ 29,828
                                                       ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                  $    452      $    275
     Accrued expenses                                       985           793
     Deferred revenue                                     2,846         3,160
                                                       --------      --------

          Total current liabilities                       4,283         4,228
                                                       --------      --------

Stockholders' equity:
     Preferred stock                                          1             1
     Common stock                                            21            20
     Additional paid-in capital                          75,715        75,446
     Accumulated other comprehensive (loss) income          (39)            7
     Accumulated deficit                                (55,144)      (49,874)
                                                       --------      --------

          Total stockholders' equity                     20,554        25,600
                                                       --------      --------

                                                       $ 24,837      $ 29,828
                                                       ========      ========


See accompanying notes.

                         RIBI IMMUNOCHEM RESEARCH, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
                      (In Thousands Except per Share Data)
                                   (UNAUDITED)

                                                   Nine Months Ended
                                                    September 30,
                                                ----------------------
                                                  1999          1998
                                                --------      --------
Revenue:
   Sales                                        $  1,488      $  1,881
   Contracts and licenses                          2,290         2,158
                                                --------      --------
      Total revenues                               3,778         4,039
                                                --------      --------

Operating expenses:
   Purchases and production costs                  1,262         1,250
   Research and development                        4,893         5,722
   Selling, general and administrative             3,052         3,100
                                                --------      --------
      Total operating expenses                     9,207        10,072
                                                --------      --------
Loss from operations                              (5,429)       (6,033)
Investment income                                    454           550
Other income, net                                    (14)           (2)
                                                --------      --------
Net loss                                          (4,989)       (5,485)
Accretion of liquidation preference on
  preferred stock                                   (281)          (85)
Net loss applicable to common stockholders      $ (5,270)     $ (5,570)
                                                ========      ========

Basic and diluted net loss per share            $   (.25)     $   (.27)
                                                ========      ========

Shares used in computation of basic and
   diluted net loss per share applicable to
   common stockholders                            20,796        20,317
                                                ========      ========



See accompanying notes.

                         RIBI IMMUNOCHEM RESEARCH, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                 (In Thousands)
                                   (UNAUDITED)

                                                                Nine Months Ended
                                                                  September 30,
                                                              ----------------------
                                                                1999          1998
                                                              --------      --------
Cash flows from operating activities:
  Net loss                                                    $ (4,989)     $ (5,485)
  Adjustments to reconcile net loss to
    cash used by operating activities:
      Depreciation and amortization                                871           784
      Common stock grants                                            4             4
      Compensation relating to stock options                        11            14
      Discount accretion and investment losses, net                 82            23
      Asset sales and abandoned patents                             25            23
      Changes in operating assets and liabilities                  677         1,652
                                                              --------      --------
        Net cash used by operating activities                   (3,319)       (2,985)
                                                              --------      --------

Cash flows from investing activities:
  Capital expenditures                                            (737)       (1,026)
  Payments for deposits and other assets                           (78)       (1,599)
  Proceeds from sale of assets                                       5             5
  Proceeds from maturities and sales of
    available-for-sale investment securities                     7,075        12,393
  Purchases of available-for-sale investment securities         (2,511)      (13,645)
                                                              --------      --------
        Net cash provided by (used in) investing activities      3,754        (3,872)
                                                              --------      --------

Cash flows from financing activities:
Proceeds from sale of preferred stock, net                          --         7,718
  Proceeds from exercise of options                                 --            36
                                                              --------      --------
        Net cash provided by financing activities                   --         7,754
                                                              --------      --------

        Net change in cash and cash equivalents                    435           897

Cash and cash equivalents at beginning of period                   458         1,224
                                                              --------      --------
Cash and cash equivalents at end of period                    $    893      $  2,121
                                                              ========      ========

Significant noncash financing activities:
  Issuance of common stock on conversion of
    convertible preferred stock                               $  1,829      $     --
                                                              ========      ========


See accompanying notes

                         RIBI IMMUNOCHEM RESEARCH, INC.

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


1.      Inventories

        Inventories are as follows (in thousands):

                           September 30,  December 31,
                               1999          1998
                           -------------  ------------
         Raw materials        $  252           112
         Work in process       1,094         1,024
         Finished goods           77            49
                              ------        ------

                              $1,423        $1,185
                              ======        ======

2.       Commitments and Contingencies

        GROUNDWATER CONTAMINATION

             In March 1999, the Montana Department of Environmental Quality
        (DEQ) notified Ribi ImmunoChem Research, Inc. (Ribi), which merged with Corixa in October 1999, the National Institute of Health (NIH) and the Bitterroot Valley Sanitary Landfill that they had been identified as potentially responsible parties, and were therefore jointly and severally liable for groundwater contamination at a landfill in Ravalli County, Montana. The NIH voluntarily initiated and completed work pursuant to an interim remediation plan approved by the DEQ. In August 1995, the DEQ announced that it had approved a second interim action in the vicinity of the landfill that was voluntarily conducted by the NIH, which involved installing individual replacement and new wells.

             The DEQ initiated an action in April 1997 in the state district court in Lewis and Clark County, Montana against Ribi, the landfill and the owners of the landfill, seeking recovery of alleged past costs associated with its oversight activities and a declaratory judgment finding the parties liable for future oversight costs, as well as civil penalties in the event the parties fail to comply. The state action has been stayed pending outcome of the federal action described below.

             In April 1998, Ribi received notice that the United States, acting on behalf of the Department of Health and Human Services, which oversees the NIH, had filed suit in the United States district court, seeking contribution from Ribi of an equitable share of past and future response costs incurred by the NIH in connection with the remediation at and near the landfill.

             In September 1998, the United States Department of Environmental Quality filed a complaint in the United States district court under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) against Ribi, the landfill and the owners of the landfill, seeking recovery of alleged past costs associated with its oversight activities plus interest and attorneys' fees and costs, as well as a declaratory judgment finding the parties liable for future response costs.

             We have initiated settlement discussions with the federal government and the state of Montana. We currently believe that a settlement can be reached with the federal government and the state of Montana releasing us from past and future liability related to the Bitterroot Landfill.

3.      Conversion of Preferred Stock

             Pursuant to a 1998 agreement with RGC International Investors, LDC, 1,000 shares of preferred stock were converted into 666,214 shares of common stock during the second quarter of 1999. During the third quarter of 1999, RGC converted an additional 750 shares of preferred stock into 444,483 shares of common stock. At September 30, 1999, there were 6,490 shares of preferred stock outstanding, which were convertible into common stock at the lower of $6.04 per share or a per share market price based on average market bid prices for three consecutive trading days during the 22 trading days prior to the date of conversion.

4.      Merger with Corixa Corporation

             On October 6, 1999, Corixa Corporation acquired all of the outstanding shares of Ribi.

5.      Comprehensive Loss

             Total comprehensive loss for Ribi consists of the sum of the net loss and unrealized gains and losses on available-for-sale investment securities. For the nine months ended September 30, 1999 and 1998, total comprehensive loss was $5,068,000 and $5,390,000, respectively.